Exhibit 3.66

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

•                  The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act 6 Delaware Code, Chapter 17, do hereby certify as follows:

•                  First:  The name of the limited partnership is

 HTS-San Antonio, L.P.

•                  Second:  The name and address of the Registered Agent is

 Corporation Service Company

 2711 Centerville Road, Suite 400, Wilmington DE 19808

•                  Third:  The name and mailing address of each general partner is as follows:

 HTS-San Antonio, Inc.

 200 West Madison, 41st Floor

 Chicago, IL 60606

•                  In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of HTS-San Antonio, L.P. as of May 29, 2002.

	BY:	HTS-San Antonio, Inc.
(General Partner)

NAME:		/s/ Harold S. Handlesman
(Type or Print)
Harold S. Handelsman, VP, Secy. & Treasurer